EXHIBIT 23.1


                         CONSENT OF INDEPENDENT
                      CERTIFIED PUBLIC ACCOUNTANTS



Jones Apparel Group, Inc.
New York, New York

  We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our reports dated February 4, 2000, except as to the Subsequent Event footnote, which is as of March 14, 2000, relating to the consolidated financial statements and schedule of Jones Apparel Group, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

  We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                 /s/ BDO SEIDMAN, LLP

                                                 BDO SEIDMAN, LLP


New York, New York
June 9, 2000